Exhibit 99.2

Contact: Bruce Labovitz

pressrelease@comstockhomes.com

703.230.1131

COMSTOCK HOMEBUILDING REPORTS PRELIMINARY RESULTS

FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007

Reston, Virginia (January 10, 2007) – Comstock Homebuilding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”) today released unaudited preliminary sales and settlement results for the fourth quarter and year ended December 31, 2007.

Highlights of the three and twelve months ended December 31, 2007:

•	The Company generated approximately $52.5 million of total revenue for the fourth quarter and approximately $265.5 million of total revenue for the year ended December 31, 2007.

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The Company generated 110 gross sales valued at $31.0 million during the fourth quarter and had 31 cancellations for net new orders of 79 valued at $21.5 million. For the year ended December 31, 2007, the Company generated 827 gross new orders valued at $198.1 million (inclusive of the bulk sale of its Bellemeade condominium project in June 2007) with 216 order cancellations for net new orders of 611 valued at $111.7 million.

•	Backlog at December 31, 2007 was $22.8 million on 70 backlog units.

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During the fourth quarter the Company delivered 17 units at the Eclipse at Potomac Yard project, generating approximately $8.5 million of residential revenue. At December 31, 2007 the Company had 4 backlog sales valued at $1.4 million and 124 unsold units remaining in inventory at the project.

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During the Company’s fall marketing campaign, the Company sold approximately 78 speculative homes valued at approximately $21.8 million. At December 31, 2007, the Company’s inventory of standing unsold single family homes was 19, and its inventory of completed for-sale condominiums was 219 units, which included 124 units at the Eclipse, 44 units available for sale (not held as rental units) at Penderbrook, 26 units at Belmont Bay 8&9 and 25 units at Haddon Hall.

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The Company’s estimated outstanding senior debt at December 31, 2007 was approximately $142.0 million representing a $123.4 million, or 46.5%, decrease as compared to the Company’s $265.4 million of outstanding senior debt at December 31, 2006.

Bulk sales taking place during the three and twelve months ended December 31, 2007:

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On December 28, 2007 the Company settled on the $6.2 million sale of its East Capitol Street condominium project located in Washington, DC. In connection with the sale the Company retired the $4.5 million related project loan with Key Bank.

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On December 21, 2007, the Company completed the delivery of the Market Square retail complex (consisting of five retail condominium units) at its Eclipse at Potomac Yard project for $14.5 million. In connection with the sale of the retail complex, and pursuant to the project’s loan requirements Comstock utilized 100% of the net closing proceeds to make a principal curtailment to Corus Bank. At December 31, 2007 the outstanding loan balance for the project was approximately $22.5 million; this amount related exclusively to the remaining 128 undelivered residential condominium units.

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On August 31, 2007 the Company settled on the $3.7 million sale of its Blake Culpeper project located in Culpeper, Virginia. In connection with the sale the Company retired $2.4 million of related seller financings.

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On June 28, 2007 the Company settled on the $47.5 million sale of its 316 unit Bellemeade condominium project located in Leesburg, Virginia. In order to facilitate the sale the Company repurchased 58 condominiums it had previously delivered to individual unit buyers. In connection with the sale the Company retired the $33.0 million related project loan with Bank of America.

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In February and June 2007 the Company settled on the aggregate $7.1 million sale of a portion of its Massey Preserve project located in Raleigh, North Carolina. In connection with the sale the Company retired $1.3 million of related project financing with Wachovia Bank.

Other information:

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On January 7, 2008, the Company entered into an agreement with the noteholder of its $30.0 million senior unsecured notes by which the Company was granted the option to receive a $15.0 million discount to the principal amount of the notes by either: (i) paying $15.0 million in cash t the noteholder on or before March 10, 2008; or (ii) paying $8.0 million in cash to the noteholder on or before March 10, 2008, issuing a warrant to the noteholder to buy one million shares of the Company’s Class A Common Stock at an exercise price of $0.70 per share, and entering into an amended and restated note for $7.0 million.

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The Company is evaluating the recoverability of approximately $20.0 million of the deferred tax asset being carried on its balance sheet. In connection with its December 31, 2007 financial statements the Company expects to create a valuation allowance for the entire residual amount of its deferred tax asset after accounting for the refunds related to 2005.

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On December 28, 2007, the Company’s Board of Directors authorized the acceleration of all outstanding unvested restricted stock held by employees representing approximately 844,000 shares. In connection with the acceleration, certain executives entered into lock up agreements restricting the sale of 161,882 shares until December 31, 2009 and an additional 168,424 shares until December 31, 2010. As a result of the acceleration, the Company will recognize approximately $4.1 million of compensation expense associated with the subject shares during the 4th quarter of 2007, thereby eliminating the need to recognize these expenses in future periods. The Company believes that the transaction will have no net effect on its shareholder equity because the acceleration is treated as an equity issuance which offsets the associated expense.

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On December 28, 2007, the Company’s Board of Directors authorized the cancellation of all outstanding vested and unvested stock options representing approximately 200,000 shares. In connection therewith, the Company will recognize approximately $0.2 million of compensation expense associated with the subject options during the 4th quarter of 2007, thereby eliminating the need to recognize these expenses in future periods.

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On December 28, 2007, the Company’s Board of Directors authorized the granting of up to 650,000 new stock options to certain Company employees, with a $1.00 strike price. The new stock options were issued to employees at all levels of the company (not including its CEO) with a strike price set above the then current closing price as a means of aligning the interests of the workforce as a whole with the interests of shareholders. The new stock options vest over a four year period. In connection therewith the Company will recognize GAAP cost of approximately $0.2 million associated with the subject options during 2008-2011.

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At December 31, 2007, the Company was in on-going discussions with certain of its lenders regarding modifications to existing credit facilities relating to covenants and maturities, including loans that require principal curtailments or maturities in 2008.

“Market conditions during 2007 were extremely challenging,” said Christopher Clemente, Chairman and CEO, “While we cannot be assured of improved market conditions in 2008, we believe that our accomplishments during 2007 significantly improve our 2008 prospects. Among our accomplishments last year we: lowered our operational costs, reduced our total senior debt by almost 47%, lowered our inventory of land and spec units, reached agreements with many of our lenders to improve the flexibility of certain borrowing facilities, reached agreements with many vendors that will lower our construction costs, delivered a majority of the units at the Eclipse, and reached agreement with our senior unsecured note holder regarding meaningful modifications to those notes.”

About Comstock Homebuilding Companies, Inc.:

Established in 1985, Comstock Homebuilding Companies, Inc. is a publicly traded, diversified real estate development firm with a focus on affordably priced for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products under the Comstock Homes brand in the Washington, DC; Raleigh, North Carolina; and Atlanta, Georgia metropolitan areas. Comstock Homebuilding Companies, Inc. trades on NASDAQ under the symbol CHCI. For more information on the Company or its projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements:

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, DC housing market, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism.

Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2007. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.